Exhibit 10.1

AMENDMENT 2 TO EMPLOYMENT AGREEMENT

Between

QUANTUM COMPUTING INC. and WILLIAM J. MCGANN

This Second Amendment to Employment Agreement (this “Second Amendment”) is made as of the 30th day of December 2024, between William J. McGann (the “Executive”) and Quantum Computing Inc. (the “Company”), and amends in certain respects that certain Employment Agreement dated as of January 3, 2022, as amended on February 1, 2024, between the Executive and the Company (the “Current Agreement”).

1. Amendments to Section 1. Section 1 of the Current Agreement is hereby amended to extend the term of employment through December 31, 2025.

2. Amendments to Section 3.1 Section 3.1 of the Current Agreement is hereby amended to increase the annualized salary by five percent (5%) to $420,000 per year effective January 1, 2025.

3. Amendments to Section 3.3 Section 3.3 of the Current Agreement is hereby amended to provide that Executive will receive a minimum annual cash bonus of five percent (5%).

4. No Other Amendments. The Current Agreement remains in full force and effect and is unamended except as explicitly set forth in this Second Amendment.

5. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Second Amendment transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Second Amendment.

IN WITNESS WHEREOF, each of the Executive and the Company has executed this Second Amendment as of the date first above written.

WILLIAM J. MCGANN	QUANTUM COMPUTING INC.

Signature:	Signature:
Typed Name: William McGann	Typed Name: Chris Boehmler
Title: Chief Executive Officer	Title: Chief Financial Officer

Date:	Date: